Exhibit 10.4

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED

PRIVATE & CONFIDENTIAL

Ref	:	EMLT-KWF021018
Date	:	2 October, 2018

Present

Dear Mr. KONG Wing Fai,

EMPLOYMENT LETTER

With reference to your application for employment with Shine Union Limited (“Company”), we are pleased to offer you the following position on the terms and conditions set out below :

1.	Position	:	Assistant General Manager

2.	Compensation	:	Basic Salary – HK$50,000 per month
Basic Salary – HK$54,000 per month (From 1st April, 2019)

3.	Commencement Date	:	2 October, 2018

4.	Working Hours	:	Monday to Friday	9:00 AM – 6:00 PM
			Saturday	9:00 AM – 1:00 PM
Work one Saturday each month during first 3 months
From 1st January, 2019 – 5 days work

5.	Probation	:	6 Months or such additional period should the Company deem it necessary.

6.	Place of Work	-	The job is located in Hong Kong. The Company has the right to relocate you to another Company location as necessary due to the business conditions and requirements.

		-	As part of your work, the Company may request that you make business trips to other domestic locations or international locations from time to time.

		-	Any transfer or secondment to another Company location in or outside the designated place of work is subject to mutual agreement between you and the Company under a separate set of conditions, if applicable.

7.	Termination of Employment	-	During the first month of probation, no prior notice is required to terminate the employment by either party.

Ref: EMLT-KWF021018

			-	During the second and third month of probation, either party can terminate the employment by giving the other party 7 days’ prior notice or 7 days’ salary in lieu of notice.

			-	During the fourth to sixth month of probation, either party can terminate the employment by giving the other one-month’s prior notice or one-month’s salary in lieu of notice.

			-	After probation, either party can terminate the employment by giving the other party two-month’s prior notice or two-month’s salary in lieu of notice.

8.	Annual Leave	:	-	12 working days per year for every completed year of service.

			-	1 extra working day per completed year of service at second year onwards, topped at 20 days max.

			-	Accrued discretionary annual leave have to be taken on or before 31 March of next year; otherwise, they shall be forfeited and no payment in lieu of leave shall be made by the Company.

			-	Any unused annual leave may not be carried forward to the subsequent employment year unless agreed by management of the Company.

9.	Sick Leave

Upon returning to work after the sick leave, you are required to submit sick leave application accompanied by a medical leave certificate issued by a registered medical practitioner or by a registered dentist (according to the meaning of Hong Kong Employment Ordinance).

10.	Bonus		The employee may be entitled to a bonus equivalent to ONE month in the sole discretion of the Company.

11.	Additional Bonus		-	The employee may be entitled to a bonus equivalent to 2% of the net profit of the Company effective from 1st Jan 2019 and in the sole discretion of the Company.

			-	50% of the entitled bonus shall be released in Ql of next financial year, and the balance 50% in Q3 of next financial year.

			-	The bonus shall be released subject to one complete year of service and the valid employment of the employee at the time of bonus release.

Ref: EMLT-KWF021018

12.	Dismissal		(i)	A pattern of late attendance, frequent absence and non-compliance with company rules and regulations will result in your dismissal.

			(ii)	It is understood by you that acceptance of employment by SHINE UNION LIMITED constitutes your agreement to devote your full and exclusive working time to the business of SHINE UNION LIMITED. Furthermore, you agree not to engage in any other commercial activity which is in conflict with or in competition with the business and/or interests of SHINE UNION LIMITED, whether or not such activity is outside of normal working hours. Violation of this understanding will constitute cause for immediate dismissal or dishonesty.

			(iii)	No advance notice or salary in lieu of notice will be paid of your dismissal due to misconduct or dishonesty.

13.	Other Clauses	:	(i)	You are required to keep in confidential Company matters in the course of employment. You are not allowed to disclose any information pertaining to the aforesaid unless a written consent is given by the Company.

			(ii)	You are required to attend punctually at your place of duty during usual working hours, and such periods of overtime as may be necessary having regard to the exigencies of the Company’s business.

If you agree to the aforesaid terms and conditions and accept this offer of appointment, please sign this letter in duplicate and return the duplicate copy to us.

Sincerely Yours	Agreed and Accepted:
Shine Union Limited

/s/ Carrie Yam, [Company seal affixed here]	/s/ KONG Wing Fai
Carrie Yam	KONG Wing Fai
Assistant General Manager	HK I.D. No. [*****]
Date: 2 October, 2018

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